UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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VINCE HOLDING CORP.

(Name of Registrant as Specified in Its Charter)

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VINCE HOLDING CORP.

500 FIFTH AVENUE, 20TH FLOOR

NEW YORK, NY 10110

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

DATE FIRST MAILED TO STOCKHOLDERS: SEPTEMBER 3, 2015

To our Stockholders:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Vince Holding Corp., a Delaware corporation (the “Company”), to notify stockholders of the actions taken by our Board of Directors (the “Board”) at its meeting held on September 1, 2015 and by the holders of a majority of the issued and outstanding shares of the Company’s common stock by written consent dated September 1, 2015, approving (1) a one-time stock option exchange program (the “Option Exchange”), to permit the Company to cancel certain stock options held by some of our employees and executive officers, referred to in this Information Statement as “Eligible Participants,” in exchange for new, or replacement, options, and (2) an amendment (the “ESPP Amendment”) to the 2013 Employee Stock Purchase Plan (the “ESPP”) to allow the issuance of shares of common stock under the ESPP at a discount of 10% to market price of such shares at the end of the offer period and to make certain other administrative changes to the ESPP.

The primary purpose of the Option Exchange is to increase the retention and motivational value of the outstanding equity awards held by Eligible Participants by providing such individuals the opportunity to exchange equity awards which are significantly underwater, i.e., the exercise price is significantly greater than the current market trading price of our common stock. None of the former executive officers and senior members of the Company who have departed in the recent months, including Jill Granoff, our former Chief Executive Officer, is eligible to participate in the Option Exchange. Our Interim Chief Executive Officer and Interim Chief Financial Officer are also not eligible to participate in the Option Exchange. The Company expects to commence the Option Exchange on or about September 3, 2015 by filing applicable tender offer documents with the Securities and Exchange Commission. The Option Exchange will close and any replacement options will be issued on or about the 20th business day after the Option Exchange commencement, unless the Option Exchange is extended by the Company (and in any event, no earlier than 20 calendar days after the Company mails this Notice and Information Statement to stockholders).

In addition, we are amending the ESPP, which was originally adopted by the Board and approved by the stockholders on November 21, 2013. The ESPP currently provides eligible employees of the Company and its subsidiaries the opportunity to acquire our common stock at the end of certain offering periods, at a discount of 5% to market price of such common stock either at the beginning or end of the offering period, whichever is lower. The ESPP Amendment will allow the purchase of shares of our common stock under the ESPP by participating eligible employees at a discount of 10%, and the discount will be measured at the end of the offering periods. We have not previously commenced an offering period under the ESPP but we may do so in the near future. The ESPP Amendment is expected to become effective on September 23, 2015, the 20th calendar day after the mailing of this Notice and the accompanying Information Statement.

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of our voting securities, your vote or consent is not requested or required to approve these matters. The Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders. You do not need to do anything in response to this Notice and the Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

Mark E. Brody
Interim Chief Executive Officer

VINCE HOLDING CORP.

500 Fifth Avenue, 20th Floor

New York, NY 10110

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

ABOUT THIS INFORMATION STATEMENT

General

Vince Holding Corp., a Delaware corporation, and its subsidiaries (“Vince,” the “Company,” “we,” “us,” or “our”), is sending you this Information Statement solely for purposes of informing our stockholders of record as of August 26, 2015 (the “Record Date”) of actions taken by our stockholders by less than unanimous written consent in lieu of a special meeting of stockholders. No action is requested or required on your part.

This Information Statement is being mailed on or about September 3, 2015. The Company’s principal executive offices are located at 500 Fifth Avenue, 20th Floor, New York, NY 10110, and the Company’s telephone number is (212) 515-2600.

Summary of the Corporate Actions

Option Exchange

The holders of a majority of the Company’s issued and outstanding shares of common stock (the “Majority Stockholders”) have approved, by written consent dated September 1, 2015, a one-time stock option exchange program (the “Option Exchange”) as described in detail in Item 1. Certain of our current U.S. employees and executive officers (“Eligible Participants”) holding eligible options to purchase shares of our common stock (“Eligible Options”) may participate in the Option Exchange. The Option Exchange will allow Eligible Participants to elect to surrender for cancellation certain options currently held by such participants in exchange for the grant of new, or replacement, options (“Replacement Options”). Former employees, directors or service providers are not eligible to participate. Stockholder approval is required for the Option Exchange described in this Information Statement under the listing rules of the New York Stock Exchange (the “NYSE Rules”) and the terms of the Company’s 2013 Omnibus Incentive Plan (the “2013 Plan”). Such approval has been received by written consent dated September 1, 2015.

Options granted under the Company’s 2010 Option Plan (the “2010 Plan”) are not Eligible Options and cannot be exchanged in the Option Exchange.

To implement the Option Exchange, the Company expects to commence an exchange offer to the Eligible Participants upon the terms and subject to the conditions of a written offer set forth in a tender offer statement on Schedule TO, including the exhibits thereto (the “Tender Documents”), by filing the Tender Documents with the Securities and Exchange Commission (the “SEC”) on or about September 3, 2015. In no event will the Option Exchange close, or the replacement options be granted, prior to the date that is 20 business days after the Option Exchange commencement (and, in any event, no earlier than the 20th calendar day after the Company mails this Notice and Information Statement to stockholders).

ESPP Amendment

The Majority Stockholders have also approved, by written consent dated September 1, 2015, an amendment (the “ESPP Amendment”) to the Company’s 2013 Employee Stock Purchase Plan (the “ESPP”) to allow the issuance of shares of common stock under the ESPP at a discount of 10% to market price of such shares at the end of the offer period and to make certain other administrative changes to the ESPP. The ESPP Amendment is described in more detail in Item 2. Stockholder approval is required for the ESPP Amendment pursuant to the terms of the ESPP. Such approval has been received by written consent dated September 1, 2015.

The ESPP Amendment is expected to become effective on September 23, 2015, the 20th calendar day after the Company mails the Notice and this Information Statement to Stockholders. We have not previously commenced an offering period under the ESPP but we may do so in the near future.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Under the Delaware General Corporation Law (the “DGCL”), the Company’s amended and restated certificate of incorporation, the Company’s amended and restated bylaws and the NYSE Rules, the Option Exchange and the ESPP Amendment may be approved, without a meeting of stockholders, by a resolution of our Board of Directors (the “Board”), followed by the written consent of stockholders representing a majority of the voting power of the outstanding shares of our common stock. As of the Record Date, the Company had 36,775,443 shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote. The written consent was executed by the Majority Stockholders, holding 20,050,409 shares of common stock, representing a majority of the voting power of our common stock. Accordingly, the written consent was executed by stockholders holding sufficient voting power to approve the actions contemplated by the written consent and no further stockholder action is required.

Dissenters’ Rights of Appraisal

The DGCL does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the written consent.

Notice Pursuant to the Company’s Bylaws and Delaware General Corporation Law

Pursuant to Article II, Section 13(b) of our amended and restated bylaws and Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Article II, Section 13(b) of our Bylaws and Section 228(e) of the DGCL.

Interest of Certain Persons in Matters Acted Upon

Option Exchange

The following table sets forth certain information as of September 1, 2015 about the outstanding options granted under the 2013 Plan held by each listed individual who was or has been an executive officer of the Company since the fiscal year ended January 31, 2015.

Our directors do not hold any options under the 2013 Plan or the 2010 Plan. Our executive officers that are employed by the Company and hold Eligible Options at the time of the commencement of the offer are eligible to participate in the Option Exchange.

As of September 1, 2015, our current directors and executive officers (11 persons) as a group held unexercised options to purchase an aggregate of 212,134 shares of our common stock under the 2013 Plan, which represented approximately 43% of the shares subject to all outstanding options under the 2013 Plan. The percentages in the table below are based on the total number of outstanding options to purchase our common stock under the 2013 Plan.

Options granted under the 2010 Plan are not Eligible Options and cannot be exchanged in the Option Exchange. We do not have any other equity compensation plan other than the 2010 Plan and the 2013 Plan.

Name	Number of Options Outstanding	Percentage of Total Outstanding Options	Number of Options Outstanding Eligible for Option Exchange	Options Outstanding Eligible for Option Exchange as a Percentage of Total Outstanding Options
Executive Officers
Mark E. Brody (1)	—	—%	—	—%
David Stefko (2)	—	—%	—	—%
Nicholas Rubino (3)	82,747	17%	82,747	17%
Melissa Wallace	66,655	14%	66,655	14%
Michele Sizemore	62,732	13%	62,732	13%
Jill Granoff (4)	—	—%	—	—%
Lisa Klinger (5)	—	—%	—	—%
Karin Gregersen (6)	—	—%	—	—%
Jay L. Dubiner (7)	—	—%	—	—%

(1)	On September 1, 2015, Mr. Brody was appointed the Interim Chief Executive Officer of the Company. Mr. Brody served as the Interim Chief Financial Officer and Treasurer of the Company from July 6, 2015 until September 1, 2015. Mr. Brody also serves as a member of the Board.
(2)	On September 1, 2015, David Stefko was appointed the Interim Chief Financial Officer and Treasurer of the Company.
(3)	Mr. Rubino became Senior Vice President, General Counsel and Secretary of the Company in June 2015.
(4)	Ms. Granoff left her position as the Chief Executive Officer of the Company on September 1, 2015 and is no longer an employee of the Company. Ms. Granoff is not eligible to participate in the Option Exchange.
(5)	Ms. Klinger left her position as the Chief Financial Officer and Treasurer of the Company in June 2015 and is no longer an employee of the Company. All options granted to Ms. Klinger under the 2013 Plan have expired.
(6)	Ms. Gregersen left her position as the President and Chief Creative Officer of the Company in July 2015 and is no longer an employee of the Company. All options granted to Ms. Gregersen under the 2013 Plan have expired.
(7)	Mr. Dubiner left his position as the Senior Vice President, General Counsel and Secretary of the Company in June 2015 and is no longer an employee of the Company. All options granted to Mr. Dubiner under the 2013 Plan have expired.

ESPP Amendment

No purchase rights under the ESPP have been granted on the basis of the ESPP Amendment.

Each executive officer is an ESPP Eligible Employee under the ESPP. The ESPP Committee has not authorized commencement of an offering period under the ESPP. No amount or benefit will be received or allocated to any of our executive officers until such time as the ESPP Committee authorizes commencement of an offering period.

Our directors are not eligible to participate in the ESPP pursuant to the terms thereof.

ITEM 1

APPROVAL OF A ONE-TIME STOCK OPTION EXCHANGE PROGRAM

The Board and the Majority Stockholders have approved the Option Exchange, under which Eligible Participants who hold Eligible Options will be given a one-time opportunity to exchange the Eligible Options for the grant of an equal number of Replacement Options with lower exercise prices, which will be granted under the 2013 Plan.

We believe the Option Exchange, as designed, is in the best interest of our stockholders and the Company and positions us well for the future. If consummated, we believe the Option Exchange would enable us to:

•	assure that the existing equity awards provide meaningful compensatory opportunity to the Eligible Participants;

•	motivate and engage the Eligible Participants to continue to build stockholder value;

•	provide an increased level of retention of our Eligible Participants in relation to the expense recorded with respect to the Eligible Options; and

•	avoid increase in overhang and other expenses associated with granting incremental equity awards.

The Board approved, upon recommendation of the compensation committee of the Board (the “Compensation Committee”), the Option Exchange on September 1, 2015, and the Majority Stockholders approved the Option Exchange by written consent dated September 1, 2015. To implement the Option Exchange, we expect to commence an exchange offer to the Eligible Participants upon the terms and subject to the conditions of the Tender Documents, by filing the Tender Documents with the SEC on or about September 3, 2015. Eligible Participants will be given at least 20 business days in which to accept the offer of the Replacement Options in exchange for the surrender of their Eligible Options. The surrendered Eligible Options will be cancelled immediately upon the expiration of this election period and the Replacement Options will be granted under the 2013 Plan, on the date of cancellation of the surrendered Eligible Options (the “Option Exchange Date”). The exercise price of the Replacement Options will be the closing price of our common stock on the Option Exchange Date. We expect the Option Exchange Date to occur on or about October 2, 2015. Eligible Participants, as well as stockholders and members of the public, are able to review the offer to exchange and other related documents filed by us with the SEC free of charge on the SEC’s website at www.sec.gov.

Stockholder approval of the Option Exchange was required under the NYSE Rules and the terms of the 2013 Plan.

Overview

We have recently experienced a significant decline in our stock price and our stock price remains at a relatively low level compared to its previous price levels. As a result, our outstanding stock options have exercise prices significantly above the recent trading prices of our common stock. We believe these underwater stock options no longer provide meaningful compensatory opportunity to the option holders and, accordingly, are no longer effective as incentives to retain and motivate our key contributors. We believe that many option holders perceive these options to have little or no value, therefore reducing the options’ value as a means to align the incentives of our key contributors with our stockholders. In addition, although these stock options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, unless they are surrendered or cancelled they will remain outstanding with the potential to dilute stockholders’ interests for up to the full term of the options, while delivering little or no retentive or incentive value.

The objective of our equity incentive programs has been, and continues to be, to link the personal interests of equity incentive plan participants to those of our stockholders, and we believe that the Option Exchange is an important component in our efforts to achieve that goal.

Moreover, because of the large number of “underwater” options, granting additional, incremental equity awards without cancelling any previous awards would further increase our overhang and further dilute stockholder interests and increase our non-cash operating expenses because we would need to expense both the Replacement Options and any remaining unrecognized compensation expense related to the Legible Options, which would decrease our results of operations and could negatively affect our stock price.

We have granted options at varying times, having a broad range of exercise prices. As of September 1, 2015, options to purchase an aggregate of 491,034 shares of our common stock were outstanding under the 2013 Plans, and 2,887,691 shares of our common stock remained available for future issuance under the 2013 Plan. Of these, options to purchase an aggregate of 445,178 shares of our common stock were held by Eligible Participants and would be Eligible Options for purposes of the Option Exchange. All of the outstanding stock options under the 2013 Plans have a weighted average exercise price of $24.24 and a weighted average remaining life of 2.7 years, while the Eligible Options have a weighted average exercise price of $23.79 and a weighted average remaining life of 2.8 years.

Options granted under the 2010 Plan are not Eligible Options and cannot be exchanged in the Option Exchange.

None of the former executive officers and senior members of the Company who have departed in the recent months, including Jill Granoff, our former Chief Executive Officer, is eligible to participate in the Option Exchange. Our Interim Chief Executive Officer and Interim Chief Financial Officer are also not eligible to participate in the Option Exchange.

Summary of Material Terms of Option Exchange

Eligible Options

The Option Exchange will be open to all persons who hold “Eligible Options.” Eligible Options are options to purchase shares of our common stock:

•	granted under the 2013 Plan; and

•	held by an Eligible Participant who is still employed by us as an employee or executive officer as of the commencement of the Option Exchange and who remains employed by us through the Option Exchange Date.

The options granted under the 2010 Plan are not eligible options and cannot be exchanged in the Option Exchange.

Terms of the Option Exchange

If the Option Exchange is consummated, on the Option Exchange Date, each Eligible Option will be exchanged for the grant of a Replacement Option under the 2013 Plan. The terms of the Replacement Options are as follows:

One-for-One Exchange. Each Eligible Option tendered for exchange will be exchanged, on a one-for-one basis, for the grant of a Replacement Option to purchase the same number of shares of common stock as were subject to the Eligible Option. For example, if an Eligible Participant tenders an Eligible Option to purchase 1,000 shares of common stock for exchange, such Eligible Participant will receive a Replacement Option to purchase 1,000 shares of common stock.

New Grant Date. The grant date for the Replacement Options will be the Option Exchange Date.

New Exercise Price. Each Replacement Option will have an exercise price equal to the closing stock price of our common stock on the New York Stock Exchange on the Option Exchange Date.

New Vesting Schedules. All Replacement Options will vest over four years, vesting on each of the first, second, third and fourth anniversaries of the Option Exchange Date, subject to your remaining continuously employed with the Company through each such vesting date. For example, an Eligible Option with a three-year vesting schedule vesting on November 1, 2015, November 1, 2016 and November 1, 2017 would be exchanged for a Replacement Option scheduled to vest over four years commencing from October 2, 2015, assuming the Option Exchange Date occurs on that date, with the first vesting date being October 2, 2016. Each Replacement Option will have the new vesting schedule regardless of whether the surrendered option was partially vested.

New Ten-Year Term. Each Replacement Option will have a ten-year term from the Option Exchange Date.

Non-Qualified Stock Options. Each Eligible Option is a non-qualified stock option under the Internal Revenue Code of 1986, as amended (the “Code”) and each Replacement Option will continue to be treated under the Code as a non-qualified stock option following the Option Exchange.

Other Terms Governed by the 2013 Plan. The terms and conditions of the Replacement Options will, other than the terms discussed above, have terms and conditions substantially similar to the surrendered Eligible Options and will be governed by the terms and conditions of the 2013 Plan and the stock option agreements entered into thereunder evidencing such Replacement Options.

Eligibility

If implemented, the Option Exchange will be open to all persons who are employed by us on the date of commencement of the Option Exchange. To be an Eligible Participant, such persons must remain employed by us through the Option Exchange Date. As of September 1, 2015, we estimate there were approximately 55 Eligible Participants. If an option holder is no longer an employee with us for any reason on the Option Exchange Date, even if such option holder had elected to participate and had tendered the Eligible Options for exchange, such holder’s tender will automatically be deemed withdrawn and the holder will not participate in the Option Exchange. Such option holder will retain the outstanding options in accordance with their original terms and conditions, and the holder may exercise them during a limited period of time following termination of service in accordance with their terms and to the extent that they are vested.

None of the former executive officers and senior members of the Company who have departed in the recent months, including Jill Granoff, our former Chief Executive Officer, Lisa Klinger, our former Chief Financial Officer, Karin Gregersen, our former President and Chief Creative Officer, our former general counsel and our former senior vice president of retail operations, is eligible to participate in the Option Exchange. Our Interim Chief Executive Officer and Interim Chief Financial Officer are also not eligible to participate in the Option Exchange.

Election to Participate

Participation in the Option Exchange will be voluntary. Under the Option Exchange, Eligible Participants will not be permitted to elect which of their Eligible Options they wish to exchange for Replacement Options on a grant-by-grant basis. Instead, Eligible Participants will be required to surrender all of their Eligible Options if they elect to participate in the Option Exchange.

Return of Eligible Options Surrendered

The Eligible Options surrendered for exchange will be cancelled and all shares of common stock that were subject to such surrendered Eligible Options will again become available for future awards under the 2013 Plan pursuant to the terms of the 2013 Plan.

Although the final terms of the Option Exchange are expected to be materially similar to the terms described in this item, our Board may, in its sole discretion, change the terms of the Option Exchange to take into account a change in circumstances and may determine not to implement the Option Exchange.

U.S. Federal Income Tax Consequences

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Option Exchange. A more detailed summary of the applicable tax considerations to participating holders are provided in the Tender Documents filed with the SEC. The Option Exchange should be treated as a non-taxable exchange for U.S. federal income tax purposes, and we and our participating optionees should recognize no income for U.S. federal income tax purposes upon the issuance of the Replacement Options.

Accounting Impact

If the Option Exchange is not consummated, we will continue to be obligated to recognize approximately $3.32 million of additional stock-based compensation expense with respect to Eligible Options over the remaining estimated life of the original awards, even if the stock options are never exercised. As a result of the Option Exchange, we believe we will incur approximately $0.94 million in additional compensation expense attributable to the incremental fair value of the Replacement Options granted to Eligible Participants in exchange for surrendered Eligible Options, measured as of the date such awards are granted. The incremental compensation expense associated with the Replacement Options under the Option Exchange will be recognized over the expected life of the new awards. As a result of the Option Exchange, we would expect to recognize a total non-cash accounting charge of approximately $4.26 million over the expected life of the Replacement Options.

Potential Modification to Terms to Comply with Governmental Requirements

The terms of the Option Exchange will be described in the Tender Documents filed with the SEC. Although we do not anticipate that the SEC would require us to modify the terms materially, it is possible that we will need to alter the terms of the Option Exchange to comply with potential SEC comments.

Benefits of the Option Exchange to Eligible Participants

Because the decision whether to participate in the Option Exchange is completely voluntary, we are not able to predict which Eligible Participants will participate.

Effect on Stockholders

The Option Exchange was designed to provide renewed incentives and motivate the Eligible Participants to continue to create stockholder value. We are unable to predict the precise impact of the Option Exchange on our stockholders because we are not able to predict which Eligible Participants will participate.

Based on the assumptions described above, if all Eligible Options are exchanged, options to purchase 445,178 shares of common stock will be surrendered and cancelled and Replacement Options covering an equal number of shares will be granted. Following the Option Exchange, if all Eligible Options are exchanged, options to purchase 445,178 shares will be outstanding, with a weighted average remaining term of 2.8 years. As of September 1, 2015, the total number of shares of our common stock outstanding was 36,775,443.

Options granted under the 2010 Plan are not Eligible Options and cannot be exchanged in the Option Exchange.

ITEM 2

APPROVAL OF AMENDMENT TO 2013 EMPLOYEE STOCK PURCHASE PLAN

On September 1, 2015, the Board approved, upon recommendation of the Compensation Committee, the ESPP Amendment to allow the issuance of shares of common stock under the ESPP at a discount of 10% to market price at the end of the offer period. The Majority Stockholders approved the ESPP Amendment by written consent on the same day.

The ESPP was originally adopted by the Board on November 21, 2013 and was approved by the stockholders on the same date. Set forth below are the summary of the ESPP Amendment and the summary of the material terms of the ESPP as currently in effect. The summary of the ESPP is not intended to be exhaustive and is qualified in its entirety by the terms of the ESPP, as amended, a copy of which is attached hereto as Appendix A. No offering period has been authorized to commence to date under the ESPP.

The ESPP Amendment

The ESPP Amendment will allow the issuance of shares of common stock under the ESPP at a discount of 10% to market price of such shares at the end of the offer period. The ESPP originally allowed issuance of shares of common stock at a discount of 5% to market price of such shares (i) at the end of the offer period or (ii) on the first day of the offer period, whichever was lower.

The ESPP Amendment also added that the ESPP Committee (as defined below) may limit the aggregate payroll deductions per option period as well as the maximum number of shares to be purchased by each participant per option period to the extent that such limitations are lower than the thresholds under the ESPP.

Summary of Material Terms of ESPP

General

Our ESPP is designed to encourage employees to become stockholders and to increase their ownership of our common stock to align their interests with stockholders. The ESPP is designed to qualify as an employee stock purchase plan under Section 423 of the Code.

Eligibility

Any full-time or part-time employee of the Company or its subsidiary who customarily works for the Company for a minimum of twenty hours a week (each an “ESPP Eligible Employee”) is eligible to participate in the ESPP. As of September 1, 2015, the Company had approximately 491 ESPP Eligible Employees.

Administration

Our Board or a subcommittee thereof (the “ESPP Committee”) has the authority to administer the ESPP and the ESPP Committee shall have the authority to administer the ESPP and to make and adopt rules and regulations not inconsistent with the provisions of the ESPP or the Code. The ESPP Committee may from time to time delegate some or all authority to an employee as a plan manager. The compensation committee of the Board (the “Compensation Committee) acts as the ESPP Committee.

Common Stock Issuance Under the ESPP

The maximum number of shares of common stock of the Company available for sale under the ESPP is 1,000,000 shares, of which up to 500,000 shares may be purchased under the ESPP per offering period. These shares may be newly issued shares, existing treasury shares or new purchases in the open market, as determined by the ESPP Committee in its sole discretion.

Offering Periods

Under the ESPP, the ESPP Committee shall designate an offering period not to exceed 27 months. Unless otherwise determined by the ESPP Committee, each offering period will be a six-month period commencing on each April 1 and October 1 following the effective date of the ESPP. No offering period has been authorized to commence to date under the ESPP.

Participation

An ESPP Eligible Employee who will have at least 90 days of continuous service at the start of an offering period may participate in the ESPP by completing designated enrollment procedures. No ESPP Eligible Employee may participate if such person possesses 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary. The ESPP Committee may exclude certain highly compensated employees or officers to the extent such exclusion is applied in an identical manner.

A participant may contribute between 1% and 10% of their base pay during an offering period. A participant may not increase their contribution during the offer period, but may decrease it not more than once per offering period. A participant may change the contribution for any subsequent offering period by filing a notice with the Company prior to the date the applicable offering period commences. A participant that withdraws during the offering period may again become a participant for a subsequent offering period upon completion of enrollment procedures designated pursuant to the terms of the ESPP.

Share Purchases

Shares of common stock are purchased on the applicable exercise date(s), which is the last date of the offering period. After the effectiveness of the ESPP Amendment, the purchase price of the shares shall be 90% of the market price as of the last date of the offering period.

On each exercise date, the amount in a participant’s account shall be charged with the aggregate price of the largest number of whole shares of common stock that can be purchased with such amount, subject to individual and aggregate share limitations under the applicable offering period established by the ESPP. No fractional shares will be issued.

A participant may withdraw from the ESPP at any time by filing notice of withdrawal prior to the close of business on the date immediately preceding the applicable exercise date. Upon withdrawal, the entire amount, if any, in the participant’s account shall be refunded without interest.

Limitations on Purchase

Participants may not accrue the right to purchase stock under the ESPP (or any other tax-qualified stock purchase plan) at a rate per offering period exceeding the lesser of $25,000 or 10% of the participant’s base salary at the commencement of the offering period, in each case at market price of such shares, and such right to purchase stock shall not accrue at a rate which exceeds $25,000 in the aggregate during any calendar year. Furthermore, the maximum number of shares of common stock that may be purchased by each participant in any offering period is 500,000 shares. Pursuant to the ESPP Amendment, the ESPP Committee may establish lower limitation thresholds prior to the commencement of each offering period.

Termination of Eligibility and Transferability

If a participant ceases to be eligible for any reason, the dollar amount and the number of unissued shares in such participant’s account will be refunded or distributed to the participant, or in the case of death, the participant’s beneficiary or estate. Rights of a participant under the ESPP shall not be transferable.

Adjustments

In the event of any stock dividend, stock split, combination or reclassification of shares or any other increase or decrease in the number of shares of common stock effected without receipt of consideration, the ESPP Committee in its discretion shall make adjustments in the number and class of shares that may be reserved for purchase, or purchased, under the ESPP and the purchase price.

Insufficient Shares

If the aggregate funds available for purchase of shares of common stock would cause an issuance of shares in excess of the shares then available for issuance under the ESPP, the ESPP Committee shall proportionately reduce the number of shares which would otherwise be purchased by each participant to eliminate the excess, and the ESPP shall terminate immediately after the applicable exercise date.

Amendment or Termination of the ESPP

The Board or the Compensation Committee may amend the ESPP from time to time, except that, without shareholder approval, no amendment may increase the aggregate number of shares reserved under the ESPP (other than otherwise set forth under the ESPP), materially increase the benefits accruing to participants or materially modify the requirements as to eligibility for participation in the ESPP. Such amendment must be made in accordance with the Code and any applicable laws or regulations, and shall not cause rights issued under the ESPP to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code. Shareholder approval shall be obtained to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, Section 423 of the Code or any other applicable law or regulation.

The ESPP shall continue in effect through and including September 30, 2023, unless otherwise terminated in accordance with the ESPP. In addition, the Board may terminate an offering period in progress and provide in its discretion that participants’ then outstanding account balances shall be used to purchase shares pursuant to the terms of the ESPP or returned to the applicable participants.

New Plan Benefits

No purchase rights under the ESPP have been granted on the basis of the ESPP Amendment.

Each executive officer is an ESPP Eligible Employee under the ESPP. The ESPP Committee has not authorized commencement of an offering period under the ESPP. No amount or benefit will be received or allocated to any of our executive officers until such time the ESPP Committee authorizes commencement of an offering period.

Federal Tax Consequences

This section provides a brief summary of certain significant Federal income tax consequences of the ESPP, under existing United States law. This summary is based upon the Code, as well as administrative and judicial interpretations of the Code as in effect on the date hereof. If Federal tax laws, or interpretations of such laws, change in the future, possibly with retroactive effect, the information provided in this section may no longer be accurate. This summary applies to you only if, for United States tax purposes, you are a citizen or resident of the United States and your tax home or abode is in the United States. This summary does not (1) consider state, local, or foreign tax consequences or (2) discuss the effect of gift, estate, or inheritance taxes. Any of these tax considerations not discussed in this section may be significant to you. In addition, this discussion does not apply to every specific transaction that may occur in connection with the ESPP. Therefore, it is important that you consult with your own tax advisor before taking or not taking any action with respect to the ESPP. References to Vince in this section summarizing certain U.S. Federal income tax consequences mean Vince Holding Corp. or its subsidiary that employs the person participating in the ESPP.

Grant and exercise of options. You will not recognize any taxable income at the time you elect to participate in the ESPP and receive an option to purchase common stock under the ESPP. The amounts deducted from your compensation and contributed to the ESPP during option periods will be included in your taxable ordinary income. These after-tax ESPP contributions will be subject to withholding of all applicable income taxes and other employment taxes.

The ESPP is intended to qualify for the favorable income tax consequences of section 423 of the Code. As such, you will not recognize any taxable income at the time you purchase shares of common stock upon exercise of your option under the ESPP, even though the purchase price is less than the market value of the shares.

You are, however, responsible for reporting as ordinary income the amount of dividends paid on shares of Vince common stock held in your name. Otherwise, there are no tax consequences until you actually sell your stock.

Disposition of shares. Certain tax advantages apply to shares purchased under the ESPP if you continue to hold the shares for at least (a) two years following the grant date of your option, which is the first day of the option period, and (b) one year following the date such shares are purchased upon exercise of your option, and if you remain an employee of Vince at all times from the grant until the exercise of your option, or if you should die while owning the shares.

If the holding period requirements described above are met, you will recognize taxable ordinary income upon disposition of such shares, or death, equal to the lesser of (1) the excess of the fair market value of the shares when the option was granted, which is the first day of the option period, over the option price, or (2) the excess of the fair market value of such shares at the time of such disposition or death over the purchase price paid for the shares. Vince will not be entitled to any tax deduction with respect to such a disposition. Your basis in the common stock, for purposes of computing capital gain or loss on disposition, is equal to your purchase price plus any such ordinary income that you recognize upon disposition of your shares. Any proceeds received for the shares in excess of such adjusted basis will be taxable as capital gain. If you should sell such shares for less than the purchase price that you previously paid upon exercise of your option, you will recognize no ordinary income, and you will have a capital loss equal to the difference between the sale price and the purchase price previously paid.

If you dispose of shares purchased under the ESPP before meeting the requisite holding periods described above, you will be required to report as taxable ordinary income at the time of the disposition the amount by which the fair market value of the shares on the date of purchase (i.e., the exercise date of your option) exceeds your purchase price for the shares. Vince will generally be allowed a tax deduction in the amount of such ordinary income that is included in your taxable income as a result of such a disposition. For purposes of Vince’s tax deduction, you will be deemed to have included such amount as ordinary income on your tax return if Vince satisfies applicable Internal Revenue Service Form W-2 reporting requirements with respect to such income by the time Vince files its Federal income tax return claiming the deduction. Your tax basis in the common stock, for purposes of computing capital gain or loss on disposition, is equal to your purchase price plus the amount so reported as taxable ordinary income upon disposition of such shares. Any proceeds received for the shares in excess of their adjusted basis will be taxable as capital gain; if such adjusted basis exceeds the amount received for such shares, such excess will be a capital loss.

Your holding period for any shares purchased under the ESPP will commence on the date your option is exercised. If you have a net capital gain for your taxable year attributable to the sale of any shares purchased under the ESPP, the rate of tax imposed on such net capital gain will depend upon the length of the period that you held such shares and your tax bracket.

Tax withholding obligations. If any income or employment taxes are required to be withheld when you exercise your option, or when shares are issued under the ESPP, or when you dispose of such shares, we may require that you remit to us the amount necessary to satisfy such taxes, or we may make other arrangements, including withholding from your compensation or other amounts due to you, to satisfy such taxes. If applicable, we may condition delivery of certificates evidencing shares purchased under the ESPP on satisfaction of such tax withholding obligations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of September 1, 2015:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each named executive officer within the meaning of Rule 402(m)(2) under the Securities Act of 1933, as amended (the “Named Executive Officers”);

•	each of our directors; and

•	all directors and Named Executive Officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of our common stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 1, 2015 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

Our calculation of the percentage of beneficial ownership is based on 36,775,443 shares of our common stock outstanding on September 1, 2015.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Vince Holding Corp., 500 Fifth Avenue, 20th Floor, New York, NY 10110.

Name of Beneficial Owner	Shares Beneficially Owned (Number)	Percentage of Shares Beneficially Owned (%)
5% Stockholder:
Sun Capital (1)	20,480,729	55.7%
Wellington Management Group LLP (2)	3,432,212	9.3
Adage Capital Partners, L.P. (3)	2,064,958	5.6
Eagle Asset Management, Inc. (4)	1,995,781	5.4
Named Executive Officers & Directors:
Mark E. Brody (5)	—	—
David Stefko (6)	—	—
Jill Granoff (7)	766,690	2.0
Lisa Klinger (8)	—	—
Karin Gregersen (9)	—	—
Jonathan Borell (10)	—	—
Robert A. Bowman (11)	1,250	*
Jerome Griffith (11)	1,250	*
Marc J. Leder (1)(10)	20,480,729	55.7
M. Steven Liff (10)	—	—
Eugenia Ulasewicz (11)	989	*
All Executive Officers and Directors as a Group (11 Persons):	21,251,188	57.8%

(1)	Includes 15,037,793 shares held of record by Sun Cardinal, LLC (“Sun Cardinal”), 5,012,616 shares held of record by SCSF Cardinal, LLC (“SCSF Cardinal”) and 430,320 shares held of record by SK Financial Services, LLC (“SK Financial Services”). Sun Cardinal is a wholly owned subsidiary of Sun Capital Partners V, L.P. (“SCP V”). SCSF Cardinal is jointly owned by Sun Capital Securities Offshore Fund, Ltd. (“SCSF Offshore”) and Sun Capital Securities Fund, L.P. (“SCSF LP”). SK Financial Services is jointly owned by SCSF Offshore, SCP V and SCSF LP. Indirectly through their respective revocable trusts, Messrs. Marc J. Leder and Rodger Krouse each control 50% of the shares in Sun Capital Partners V, Ltd. (“Sun Partners V Ltd”), which in turn is the general partner of Sun Capital Advisors V, L.P. (“Sun Advisors V”), which in turn is the general partner of SCP V. As a result, Messrs. Leder and Krouse (and/or their respective revocable trusts), Sun Partners V Ltd, Sun Advisors V and SCP V may be deemed to have indirect beneficial ownership of the securities owned directly by Sun Cardinal. Each of Messrs. Leder and Krouse also controls, indirectly through their respective revocable trusts, 50% of the membership interests in Sun Capital Securities, LLC (“SCSF LLC”), which in turn is the general partner of Sun Capital Securities Advisors, LP (“SCSF Advisors”), which in turn is the general partner of SCSF LP. As a result, Messrs. Leder and Krouse (and their respective revocable trusts), SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore may be deemed to have indirect beneficial ownership of the securities directly owned by SCSF Cardinal. Further, each of Messrs. Leder and Krouse (and their respective revocable trusts), SCP V, Sun Partners V Ltd, Sun Advisors V, SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore may be deemed to have indirect beneficial ownership of the securities directly owned by SK Financial Services. Each of Messrs. Leder and Krouse (and their respective revocable trusts), Sun Partners V Ltd, Sun Advisors V, SCP V, SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore expressly disclaims beneficial ownership of any securities in which they do not have a pecuniary interest. The business address for Messrs. Leder and Krouse, Sun Partners V Ltd, Sun Advisors V, Sun Partners V LP, SCP V, SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore is c/o Sun Capital Partners, Inc., 5200 Town Center Circle, Suite 600, Boca Raton, FL 33486.
(2)	Based on information reported on Schedule13G filed with the SEC by Wellington Management Group LLP (formerly known as Wellington Management Company, LLP) on February 2, 2015. The shares of our common stock are directly held by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP, which was an investment adviser to these clients as of December 31, 2014. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the shares. No such client is known to have such right or power with respect to more than 5% of the outstanding shares of our common stock. The address of Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210.
(3)	Based on information reported on Schedule 13G/A filed with the SEC by Adage Capital Partners GP L.L.C. on February 17, 2015. The shares are directly held by Adage Capital Partners, L.P. and may be deemed to be beneficially owned by Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson and Philip Gross. The address of this holder is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.
(4)	Based on information reported on Schedule 13G filed with the SEC by Eagle Asset Management, Inc. on January 16, 2015. The address of this holder is 880 Carillon Parkway, St. Petersburg, FL 33716.
(5)	Mr. Brody was appointed the Interim Chief Executive Officer of the Company on September 1, 2015. Mr. Brody served as the Interim Chief Financial Officer of the Company from July 6, 2015 until September 1, 2015. Mr. Brody also serves as a member of the Board.
(6)	On September 1, 2015, David Stefko was appointed the Interim Chief Financial Officer and Treasurer of the Company.
(7)	Represents options to acquire shares of our common stock that have vested or will vest within 60 days of September 1, 2015. These options include options granted under the 2010 Plan as well as under the 2013 Plan. Ms. Granoff left her position as the Chief Executive Officer of the Company on September 1, 2015. Pursuant to her employment agreement and grant agreements with the Company, certain of her stock options granted under the 2010 Plan vested on an accelerated basis on her termination date. Ms. Granoff is not eligible to participate in the Option Exchange.

(8)	Ms. Klinger left her position as the Chief Financial Officer and Treasurer of the Company in June 2015.
(9)	Ms. Gregersen left her position as the President and Chief Creative Officer of the Company in July 2015.
(10)	The address for each of Messrs. Borell, Leder and Liff is c/o Sun Capital Partners, Inc., 5200 Town Center Circle, Suite 600, Boca Raton, FL 33486.
(11)	Represents restricted stock units that have vested or will vest within 60 days of September 1, 2015.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting and information requirements of the Exchange Act, and as a result file reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You also may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as Vince Holding Corp., that file electronically with the SEC. We also maintain a website at www.vince.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this Information Statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into this Information Statement, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this Information Statement.

We incorporate by reference the documents listed below:

•	Item 6—Selected Financial Data, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7A—Quantitative and Qualitative Disclosures About Market Risk and Item 8—Financial Statements and Supplementary Data of our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 filed with the SEC on March 27, 2015, including our audited consolidated financial statements as of and for the fiscal year ended January 31, 2015; and

•	Information included under “Board of Directors and Corporate Governance —Compensation Committee—Compensation Committee Interlocks and Insider Participation” and “Executive Compensation” in our definitive proxy statement on Schedule 14A filed with the SEC on April 20, 2015.

You may request a copy of these filings incorporated by reference in this Information Statement, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into this filing, without charge, by written or telephonic request directed to 500 Fifth Avenue, 20th Floor, New York, NY 10110, Attention: General Counsel. Our telephone number at that address is (212) 515-2600.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Information Statement will be deemed modified, superseded or replaced for purposes of this Information Statement to the extent that a statement contained in this Information Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Information Statement modifies, supersedes or replaces such statement.

OTHER MATTERS

Other Business

The Board knows of no other matters other than those described in this Information Statement that have been approved or considered by the Majority Stockholders.

Stockholders Sharing an Address

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement by contacting the Company at: Vince Holding Corp., 500 Fifth Avenue, 20th Floor, New York, NY 10110, Attention: General Counsel, or by calling (212) 515-2600. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.

* * * * * * * * * * * * * * *

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

Mark E. Brody

Interim Chief Executive Officer

ANNEX A

VINCE HOLDING CORP.

AMENDED AND RESTATED

2013 EMPLOYEE STOCK PURCHASE PLAN

Article I

Purpose and Scope of the Plan

1.1 Purpose. This Vince Holding Corp. 2013 Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Company.

1.2 Definitions. Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with any applicable regulations issued thereunder.

“Committee” shall mean the Board, or a committee designated by the Board to administer the Plan, which Committee shall administer the Plan as provided in Section 1.3 hereof.

“Company” shall mean Vince Holding Corp., a corporation organized under the laws of the State of Delaware, or any successor corporation.

“Compensation” shall mean the fixed salary or base hourly wage paid by the Company or a Designated Subsidiary to an Employee as reported by the Company to the United States government (or other applicable government) for income tax purposes, including an Employee’s portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, but excluding any commissions, bonus, fee, overtime pay, severance pay, expenses, stock option or other equity incentive income, or other special payment or any credit or benefit under any employee plan maintained by the Company.

“Continuous Service” shall mean the period of time, uninterrupted by a termination of employment (other than a termination as a result of a transfer of employment among the Company or a Designated Subsidiary), that an Employee has been employed by the Company or a Designated Subsidiary (or any combination of the foregoing) immediately preceding an Option Period. Such period of time shall include any approved leave of absence.

“Designated Subsidiary” shall mean any subsidiary of the Company that has been designated by the Committee to participate in the Plan.

“Employee” shall mean any full-time or part-time employee of the Company or a Designated Subsidiary who customarily works for the Company or Designated Subsidiary, as the case may be, for a minimum of twenty (20) hours per week.

“Exercise Date” shall mean the last business day of each Option Period.

“Fair Market Value” of a share of Stock means the fair market value of such Stock determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value as of a particular date shall mean (i) the closing price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

“Option Period” or “Period” shall mean such duration (not to exceed twenty-seven (27) months) as shall be determined by the Committee prior to the beginning of such Option Period. Unless the Committee determines otherwise before the beginning of the Option Period, Option Periods shall commence at six (6)-month intervals on each April 1 and October 1 (or the next business day, if such date is not a business day) over the term of the Plan, and each Option Period shall last for six (6) months, ending on March 31 or September 30, as the case may be (or the next business day, if such date is not a business day). Accordingly, unless the Committee determines otherwise, two separate Option Periods shall commence in each calendar year during which the Plan remains in existence. Notwithstanding the foregoing, the initial Option Period shall not commence until the date first specifically authorized by the Committee, subject to the Company’s prior registration of the Stock on Form S-1.

“Option Price” shall mean the purchase price of a share of Stock hereunder as provided in Section 3.1 hereof.

“Participant” shall mean any Employee who (i) is eligible to participate in the Plan under Section 2.1 hereof and (ii) elects to participate.

“Plan” shall mean the Company’s 2013 Employee Stock Purchase Plan, as the same may be amended from time to time.

“Plan Account” or “Account” shall mean an account established and maintained in the name of each Participant.

“Plan Manager” shall mean any Employee appointed pursuant to Section 1.3 hereof.

“Stock” means shares of the common stock, par value $0.01 per share, of the Company.

1.3 Administration of Plan. Subject to oversight by the Board of Directors or the Board’s Compensation Committee, the Committee shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan or the Code. Its interpretations and decisions in respect of the Plan shall, subject to the aforesaid, be final and conclusive. The Committee shall have the authority to appoint an Employee as Plan Manager and to delegate to the Plan Manager such authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time.

1.4 Effective Date of Plan. The Plan shall become effective on the date established for that purpose by the Committee, if, prior to that date, the Plan (i) has been adopted by the Board of Directors of the Company and (ii) has been approved by an affirmative vote of a majority of the shares of the Company’s Stock present, in person or by proxy and entitled to vote on the proposal, at a meeting at which a quorum is present; provided, however, that such stockholder approval occurs on a date no later than twelve (12) months following the date the Plan is so adopted.

1.5 Termination of Plan. The Plan shall continue in effect through and including September 30, 2023, unless terminated prior thereto pursuant to Section 4.3 hereof, or by the Board of Directors or the Compensation Committee of the Board, each of which shall have the right to terminate the Plan at any time. Upon any such termination, the balance, if any, in each Participant’s Account shall be refunded to him, or otherwise disposed of in accordance with the policies and procedures prescribed by the Committee in cases where such a refund may not be possible.

Article II

Participation

2.1 Eligibility. Participation in the Plan is limited to Employees who meet the requirements of this Section 2.1. Each Employee who, on the start date of an Option Period, will have at least ninety (90) days of Continuous Service may become a Participant by completing the enrollment procedures prescribed by, or on behalf of, the

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Committee or the Plan Manager, as revised from time to time. No Employee may participate in the Plan if such Employee, immediately after the end of an Option Period, would be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary. The Committee may, prior to the commencement of an Option Period, exclude from participation any Employee who, at the time of the commencement of the Option Period, is a highly compensated employee (within the meaning of Section 414(q) of the Code) or is an officer of the Company subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934; provided that such exclusion is applied in an identical manner to all such highly compensated employees or officers of the Company and each Designated Subsidiary whose employees are Participants under the Plan.

2.2 Payroll Deductions. Payment for shares of Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. Such deductions shall be expressed as a whole number percentage which shall be at least one percent (1%) but not more than ten percent (10%). A Participant may not increase the deduction during an Option Period; provided that no more than once per Option Period, a Participant may decrease the deduction. Notwithstanding the foregoing, a Participant may change the percentage deduction for any subsequent Option Period by filing notice thereof with the Company prior to the date on which such Option Period commences. Any amount remaining in a Participant’s Account after the purchase of Stock shall be refunded without interest; provided that any amounts remaining in a Participant’s Account that were insufficient to acquire a full share of Stock shall be carried forward to the next Option Period, unless the Participant has withdrawn from the Plan prior to the commencement of such Option Period. Any Participant who discontinues payroll deductions during an Option Period may again become a Participant for a subsequent Option Period upon completion of the enrollment procedures prescribed by, or on behalf of, the Committee or the Plan Manager, as revised from time to time. Amounts deducted from a Participant’s Compensation pursuant to this Section 2.2 shall be credited to such Participant’s Account. A Participant may not make any additional payments into such Account.

Article III

Purchase of Shares

3.1 Option Price. The Option Price per share of the Stock sold to Participants hereunder shall be ninety percent (90%) of the Fair Market Value of such share on the Exercise Date of an Option Period, but in no event shall the Option Price per share be less than the par value of the Stock.

3.2 Purchase of Shares. On each Exercise Date, the amount in a Participant’s Account shall be charged with the aggregate Option Price of the largest number of whole shares of Stock that can be purchased with such amount. Unless otherwise provided by the Committee, the number of shares of Stock purchased by each Participant on the Exercise Date shall be deposited into an account established in the Participant’s name with the stock brokerage or other financial services firm designated by the Committee. The balance, if any, in such Account shall be carried forward to the next succeeding Option Period; provided that any payroll deductions accumulated in a Participant’s Account that are not applied toward the purchase of shares on an Exercise Date due to limitations imposed by this Plan shall be returned to the Participant.

3.3 Limitations on Purchase.

3.3.1 Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any subsidiary of the Company would accrue at a rate per Option Period which exceeds the lesser of: (a) twenty-five thousand dollars ($25,000) or (b) an amount equal to ten percent (10%) of the Employee’s annualized base salary in effect at the start of such Option Period, in each case, of the Fair Market Value of such shares (determined at the time such option is granted); provided, however, that for any calendar year in which such option would be outstanding

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at any time, an Employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any subsidiary of the Company may not accrue at a rate which exceeds twenty-five thousand dollars ($25,000) in the aggregate (as determined at the time such option is granted).

3.3.2 To the extent necessary to comply with Section 423(b)(8) of the Code and the limitations on purchase in this Section 3.3, a Participant’s payroll deductions may be decreased to zero percent (0%) during any Option Period which is scheduled to end during any calendar year, such that the aggregate of all payroll deductions accumulated with respect to such Option Period and any other Option Period ending within the same calendar year is no greater than twenty-five thousand dollars ($25,000), or such lower amount as may be established by the Committee prior to the commencement of an Option Period, which lower amount shall be applicable to all Participants with respect to such Option Period. Payroll deductions shall re-commence at the rate provided for by the Participant’s prior election at the beginning of the first Option Period which is scheduled to end in the following calendar year, unless suspended by the Participant pursuant to Section 2.2 of the Plan. Subject to the limits imposed under this Section 3.3, the maximum number of shares of Stock that may be purchased by each Participant in any Option Period shall be 500,000 shares, or such lower number as may be established by the Committee prior to the commencement of an Option Period, which lower number shall be applicable to all Participants with respect to such Option Period.

3.4 Transferability of Rights. Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable.

Article IV

Provisions Relation to Common Stock

4.1 Stock Reserved; Delivery of Stock. A maximum of 1,000,000 shares of Stock may be purchased under the Plan, of which up to 500,000 shares of Stock may be purchased under the Plan per Option Period (in each case, subject to adjustment in accordance with Section 4.2 hereof). Subject to the limitation in the preceding sentence, as determined by the Committee in its sole discretion, any shares of Stock purchased under the Plan may be either newly issued shares, existing treasury shares, or new purchases in the open market.

4.2 Adjustment for Changes in Stock. In the event that adjustments are made in the number of outstanding shares of Stock or such shares are exchanged for a different class of stock of the Company or for shares of stock of any other corporation by reason of merger, consolidation, stock dividend, stock split or otherwise or an extraordinary cash dividend is paid in respect of the Stock, the Committee shall make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the Option Price. All such adjustments shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive. The existence of the Plan and any options granted hereunder shall not affect in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or a subsidiary, any issue of debt, preferred or prior preference stock ahead of or affecting Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or any subsidiary, any sale or transfer of all or part of the Company’s or a subsidiary’s assets or business or any other corporate act or proceeding. The Board of Directors may at any time terminate an Option Period then in progress and provide, in its discretion, that Participants’ then outstanding Account balances shall be used to purchase shares pursuant to Article III or returned to the applicable Participants.

4.3 Insufficient Shares. If the aggregate funds available for the purchase of Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 hereof, (i) the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess and (ii) the Plan shall automatically terminate immediately after such Exercise Date.

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4.4 Confirmation. Confirmation of each purchase of Stock hereunder shall be made available to the Participant in either written or electronic format. A record of purchases shall be maintained by appropriate entries on the books of the Company. Unless otherwise determined by the Committee, shares of Stock delivered to a Participant hereunder may not be assigned, transferred, pledged or otherwise disposed of in any way by the Participant during the six (6) month period following such delivery to the Participant (other than by will or the laws of descent and distribution) and the shares of Stock shall bear an appropriate legend substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions of the Vince Holding Corp. 2013 Employee Stock Purchase Plan (the “Plan”), including, without limitation, the restriction that the shares may not be assigned, transferred, pledged or otherwise disposed of in any way during the six (6) month period following the date of delivery of such shares. A copy of the Plan is on file at the principal office of Vince Holding Corp.”

4.5 Rights as Shareholders. The shares of Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall exist with respect to such shares.

Article V

Termination of Participation

5.1 Voluntary Withdrawal. A Participant may withdraw from the Plan at any time by filing notice of withdrawal prior to the close of business on the date immediately preceding the applicable Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant’s Account shall be refunded to him without interest. Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1 hereof.

5.2 Termination of Eligibility. If a Participant ceases to be eligible under Section 2.1 hereof for any reason, the dollar amount and the number of unissued shares in such Participant’s Account will be refunded or distributed to the Participant, or in the case of death, the Participant’s designated beneficiary or estate, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund or distribution may not be possible.

Article VI

General Provisions

6.1 Notices. Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective only when received by the Company.

6.2 Condition of Employment. Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Designated Subsidiary to terminate an Employee.

6.3 Withholding of Taxes. Each Participant shall, no later than the date as of which the value of an option under the Plan and/or shares of Stock first becomes includible in the income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to such option or shares of Stock. The obligations of the Company under the Plan shall be conditioned upon the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. In particular, to the extent a Participant is subject to taxation under U.S. Federal income tax law, if the Participant makes a disposition, within the meaning of Section 424(c) of the Code

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of any share or shares of Stock issued to the Participant pursuant to the Participant’s exercise of an option, and such disposition occurs within the two-year period commencing on the day after the first date of the Option Period or within the one-year period commencing on the day after the Exercise Date, the Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company may be required to withhold.

6.4 Amendment of the Plan. The Board of Directors or the Board’s Compensation Committee may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders, no amendment may (a) increase the aggregate number of shares reserved under the Plan other than as provided in Section 4.2 hereof, (b) materially increase the benefits accruing to Participants or materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the Stock is listed. The Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, Section 423 of the Code, or any other applicable law or regulation, the Company shall obtain shareholder approval of any such amendment.

6.5 Application of Funds. All funds received by the Company by reason of purchases of Stock hereunder may be used for any corporate purpose.

6.6 Legal Restrictions. The Company shall not be obligated to sell shares of Stock hereunder if counsel to the Company determines that such sale would violate any applicable law or regulation.

6.7 Gender. Whenever used herein, use of any gender shall be applicable to both genders.

6.8 Conditions Upon Issuance of Shares.

6.8.1 If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Stock upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Stock hereunder, no option may be exercised or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

6.8.2 If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Stock pursuant to an option is or may be in the circumstances unlawful, contravene the requirements of any stock exchange, or result in the imposition of excise taxes on the Company or any subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Stock or options and the right to exercise any option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any subsidiary.

6.8.3 The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Stock purchasable or otherwise receivable by any person under any option as it deems appropriate. The certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

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6.9 Governing Law. The Plan and all rights and obligations thereunder shall be constructed and enforced in accordance with the laws of the State of Delaware and any applicable provisions of the Code and the related regulations.

6.10 Jurisdiction: Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each eligible Employee shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each eligible Employee may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE PLAN OR ANY AGREEMENT, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of an eligible Employee, at the eligible Employee’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

6.11 Unfunded Status of Plan. The Plan shall be an unfunded plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments, provided that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

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